UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 1, 2017

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

804-827-2524

(Registrant’s Telephone number)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On April 1, 2017, AmpliPhi Biosciences Corporation (the “Company”) amended its offer letter agreements with M. Scott Salka, the Company’s Chief Executive Officer, Igor P. Bilinsky, the Company’s Chief Operating Officer, and Steve R. Martin, the Company’s Chief Financial Officer (each, an “Executive”). The offer letter amendments were entered into for cautionary purposes to limit the Company’s potential severance obligations, in order to provide the Company with additional near-term operating flexibility by waiving certain severance benefits in exchange for stock options and eligibility to receive cash bonuses upon successful completion of near-term financings.

Each of the offer letter amendments provides for a waiver by the applicable Executive of the severance benefits such Executive is otherwise entitled to in connection with a qualifying termination in the event such qualifying termination occurs in connection with a wind-down event at any time before the earlier of (i) January 1, 2018 and (ii) such time as the Company’s Board of Directors has determined that the Company’s cash and cash equivalents are sufficient to fund (A) the Company’s operations for at least the 12 months following such determination and (B) all potential Company liabilities under all then-outstanding obligations related to accrued salaries and wages, and potential severance benefit payment obligations.

In consideration for the foregoing waiver, the Company granted the following stock options under the Company’s 2016 Equity Incentive Plan (the “Plan”):

Name	Shares Underlying Options
M. Scott Salka	214,214(1)
Igor P. Bilinsky, Ph.D.	176,411(1)
Steve R. Martin	161,290(1)

(1)	The options were fully vested at grant and have a four-year exercise term. In accordance with the Plan, the exercise price of the options is $0.43 per share.

As further consideration for the foregoing waivers, each of the Executives is eligible to receive the following bonus payments in connection with the following capital raising milestones if such milestones occur during the applicable Executive’s employment with the Company: (A) if the Company raises, after the date of the offer letter amendments (the “Effective Date”) and on or before May 31, 2017, at least $4,000,000 in aggregate gross proceeds from the sale of its equity securities in one or more financing transactions, each Executive shall be entitled to receive a lump-sum cash bonus payment in an amount equal to (x) in the case of Mr. Salka 38.8%, in the case of Dr. Bilinsky, 32%, and in the case of Mr. Martin, 29.2%, multiplied by (y) 3.5% multiplied by (z) the gross proceeds raised by the Company from such financing transaction(s) after the Effective Date and on or before May 31, 2017; and (B) if the Company raises, after the Effective Date and on or before December 31, 2017, at least $10,000,000 in aggregate gross proceeds from the sale of its equity securities in one or more financing transactions, the Executive shall be entitled to receive a lump-sum cash bonus payment in an amount equal to (x) in the case of Mr. Salka 38.8%, in the case of Dr. Bilinsky, 32%, and in the case of Mr. Martin, 29.2%, multiplied by (y) 2% multiplied by (z) the gross proceeds raised by the Company from such financing transaction(s) after May 31, 2017 and on or before December 31, 2017.

In addition, pursuant to the amendment to Mr. Salka’s offer letter agreement, the Company agreed that in the event Mr. Salka’s employment is terminated without cause or Mr. Salka resigns for good reason, in either case within one month before or 12 months following a change in control of the Company, the vesting of all of Mr. Salka’s outstanding equity awards that are subject to time-based vesting will be accelerated in full.

The foregoing summary of the offer letter amendments does not purport to be complete and is qualified in its entirety by reference to the offer letter amendments, copies of which are attached hereto as Exhibits 99.1, 99.2 and 99.3, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Amendment to Offer Letter Agreement, dated April 1, 2017, by and between the Company and M. Scott Salka
99.2	Amendment to Offer Letter Agreement, dated April 1, 2017, by and between the Company and Igor P. Bilinsky, Ph.D.
99.3	Amendment to Offer Letter Agreement, dated April 1, 2017, by and between the Company and Steve R. Martin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2017	AmpliPhi Biosciences Corporation

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amendment to Offer Letter Agreement, dated April 1, 2017, by and between the Company and M. Scott Salka
99.2	Amendment to Offer Letter Agreement, dated April 1, 2017, by and between the Company and Igor P. Bilinsky, Ph.D.
99.3	Amendment to Offer Letter Agreement, dated April 1, 2017, by and between the Company and Steve R. Martin